                                                                      Exhibit 21

                                     U.S. BANCORP
                         BANKING AND NON-BANKING SUBSIDIARIES


                              BANK AND TRUST OPERATIONS


MINNESOTA

            U.S. Bank National Association - Has branches in Minnesota, Oregon, Washington, Colorado, California, Idaho, Nebraska, North Dakota, Nevada, South Dakota, Montana, Iowa, Illinois, Utah, Wisconsin, Kansas and Wyoming. Does business under the names First Bank , Colorado National Bank and U.S. Bank.

            Melrose State Bank
            The First National Bank of Little Falls
            Zapp National Bank of St. Cloud
            First Trust National Association

ARIZONA

            First Trust of Arizona, National Association

CALIFORNIA

            First Trust of California, National Association

ILLINOIS

            First Trust National Association

MONTANA

            First Bank Montana, National Association
            First Trust Company of Montana National Association

NEW YORK

            First Trust of New York, National Association

NORTH DAKOTA

            First Bank National Association ND
            First Trust Company of North Dakota  National Association

OREGON

            First State Bank of Oregon
            U.S. Bank Trust Company, National Association

SOUTH DAKOTA

            First Bank of South Dakota (National Association)

UTAH
            West One Trust Company

WASHINGTON

            First Trust National Association

WYOMING

            Wyoming Trust and Management Company

                               NON-BANKING SUBSIDIARIES
                                                            State of
            Subsidiary                                      Incorporation
            ----------                                      -------------

            FBS Capital I                                   Delaware

            FBS Card Services, Inc.                         Minnesota

            FBS Community Development Corporation           Minnesota

            FBS Information Services Corporation            Minnesota

            FBS Merchant Banking Co.                        Minnesota

            FBS Portfolio, Inc.                             Minnesota

            FBS Service Center, Inc.                        North Dakota

            FBS Trade Services Limited                      Hong Kong

            FBS Venture Capital Corporation                 Minnesota

            First Bank System Foundation                    Minnesota

            First Building Corporation                      Minnesota

            First Group Royalties, Inc.                     Minnesota

            First System Services, Inc.                     Minnesota

            Boulevard Technical Services, Incorporated      Illinois

            U.S. Bancorp Capital I                          Delaware

            U.S. Bancorp Insurance Services, Inc.           Delaware

            U.S. Trade Services, Inc.                       Oregon